                                                                      EXHIBIT 11

              SANTA BARBARA RESTAURANT GROUP, INC. AND SUBSIDIARIES

                                                          Sixteen        Sixteen Weeks
                                                        Weeks Ended          Ended
                                                         April 20,         April 22,
                                                           2000              1999
                                                        -----------      -------------
                                                        (In thousands, except share
                                                           and per share amounts)
Basic Earnings Per Share:

Numerator
  Net income (loss) ..................................   $    (67)        $    467
                                                         ========         ========

Denominator
  Weighted average shares outstanding ................     18,586           15,462

  Escrowed restricted shares .........................       (100)            (179)
                                                         --------         --------


  Basic weighted average shares outstanding ..........     18,486           15,283
                                                         ========         ========

  Basic earnings (loss) per share: ...................   $   (.01)        $    .03
                                                         ========         ========

Diluted Earnings Per Share:

Numerator
  Net income (loss) ..................................   $    (67)        $    467
                                                         ========         ========

Denominator
  Basic weighted average shares outstanding ..........     18,486           15,283

Incremental common shares attributable to exercise of:
  Escrowed restricted shares .........................         --              179
  Outstanding options ................................         --               43
                                                         --------         --------
                                                               --              222

Diluted weighted average shares outstanding ..........     18,486           15,505
                                                         ========         ========
Diluted earnings per share ...........................   $   (.01)        $    .03
                                                         ========         ========